CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


   As independent public accountants, we hereby consent to the use of our report dated December 8, 1996 on the financial statements of Pierce Manufacturing, Inc. and Subsidiaries included in this Form 8-K. It should be noted that we have not audited any financial statements of Pierce Manufacturing Inc. and Subsidiaries subsequent to October 31, 1995 or performed any audit procedures subsequent to the date of our report.


                                                          ARTHUR ANDERSEN LLP

   Milwaukee, Wisconsin
   October 1, 1996